EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy N. Tangredi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Dais Corporation on Form 10-Q, as amended for the quarter ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q, as amended fairly presents in all material respects the financial condition and results of operations of Dais Corporation.

Date: December 2, 2019	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Principal Executive Officer